                                                                   Exhibit (a.5)

                                  ISHARES, INC.

                              ARTICLES OF AMENDMENT

          iShares, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation (the "Charter") is hereby amended to change the name of the following series of common stock of the Corporation as set forth below:

              Current Name                                          New Name
----------------------------------------   -------------------------------------------------------
iShares MSCI Austria Index Fund            iShares MSCI Austria Investable Market Index Fund
iShares MSCI Belgium Index Fund            iShares MSCI Belgium Investable Market Index Fund
iShares MSCI Chile Index Fund              iShares MSCI Chile Investable Market Index Fund
iShares MSCI Israel Index Fund             iShares MSCI Israel Capped Investable Market Index Fund
iShares MSCI Mexico Index Fund             iShares MSCI Mexico Investable Market Index Fund
iShares MSCI Netherlands Index Fund        iShares MSCI Netherlands Investable Market Index Fund
iShares MSCI Pacific Ex Japan Index Fund   iShares MSCI Pacific ex-Japan Index Fund
iShares MSCI Thailand Index Fund           iShares MSCI Thailand Investable Market Index Fund
iShares MSCI Turkey Index Fund             iShares MSCI Turkey Investable Market Index Fund

          SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

          THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 5th day of March, 2008.

ATTEST:                                   ISHARES, INC.


/s/ Eilleen M. Clavere                    By: /s/ Michael A. Latham (SEAL)
-------------------------------------         ----------------------------------
Eilleen M. Clavere                            Michael A. Latham
Secretary                                     President